Exhibit 10.2(b)

                FORM OF AMENDED AND RESTATED SEVERANCE AGREEMENT
                            (for Executive Officers)


     SEVERANCE AGREEMENT, dated as of _______________, as amended and restated as of May 23, 1995, and as further amended and restated as of November 16, 1995, by and between Century Telephone Enterprises, Inc., a Louisiana corporation (the "Company"), and _________________ ("Executive").

                              W I T N E S S E T H:

     WHEREAS, as of ______________ the Company and Executive entered into an agreement providing for severance benefits on terms and conditions substantially similar to those set forth herein (the "Original Agreement");

     WHEREAS, the Company and Executive amended and restated the Original Agreement as of May 23, 1995 to effect various modifications approved by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") on May 22, 1995 and ratified by the full Board on May 23, 1995; and

     WHEREAS, the Company and Executive wish to further modify the Original Agreement (as amended and restated as of May 23, 1995) to completely amend and restate Section 3.2 thereof, as approved by the Compensation Committee on November 16, 1995 and ratified by the full Board as of the same date;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties agree that the Original Agreement (as amended and restated as of May 23, 1995) is hereby amended and restated in its entirety to read as follows:


                                    SECTION 1

                                   DEFINITIONS

     As used herein, the following terms shall have the meanings specified.

     1.1  The "Act" - the Securities Exchange Act of 1934, as amended.

     1.2 "Announcement Date"- the earlier of (i) the day of the public announcement of a Change in Control (as hereinafter defined) or a proposal that results in a Change in Control or (ii) the date that the Board enters into negotiations with any person or entity, which negotiations result in a Change in Control.

     1.3 "Auditors" - the Company's regular independent auditors as of the Announcement Date.

     1.4  "Board" - the Board of Directors of the Company.

     1.5 "Cause" - conviction of a felony, habitual intoxication, abuse of or addiction to a controlled dangerous substance, excessive absenteeism, the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Executive has not substantially performed his duties, or the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for Executive, together with his counsel, to be heard before the Board, and (iii) delivery to Executive of notice from the Board finding that, in the good faith opinion of the Board, Executive has been guilty of conduct set forth above in the preceding sentence, and specifying the particulars thereof in detail.

     1.6 "Change in Control" - (i) the occurrence of an event with respect to the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; (ii) any "person" (as such term in used in Section 13(d) and 14(d) of the Act), other than the Company or any "person" who on the date hereof is a director, officer, an employee benefit plan or related trust or affiliate of the Company, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (iii) the Company, its capital stock, or all or substantially all of its assets are acquired by or combined with (either through a merger, consolidation, reorganization, share exchange or otherwise) with another entity and less than a majority of the outstanding voting power of the parent or surviving corporation are owned, immediately after consummation of such transaction, by Century's shareholders immediately prior to such time; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board ceasing for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     1.7  "Code" - Internal Revenue Code of 1986, as amended.

     1.8 "Company" - Century Telephone Enterprises, Inc. or any successor thereto.

     1.9 "Compensation Amount" - the sum of (i) Executive's annual salary as of the Announcement Date plus (ii) all cash and stock bonuses (valued on the date of grant) earned by Executive for the most recent twelve-month period ending before the effective date of a Change in Control.

     1.10 "Effective Termination" - following an Announcement Date, any action taken by the Company or any controlling entity of the Company in relation to Executive's salary, duties or position as an executive officer of the Company, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or any controlling entity of the Company) within three days after receipt of notice thereof given by Executive, that, in Executive's reasonable judgment, results in any of the following: (a) a reduction in Executive's salary as of the Announcement Date or a reduction in the value of the benefits received by Executive under any pension or welfare employee benefit plan maintained by the Company as of the Announcement Date; (b) a diminution in Executive's duties, responsibilities and position in the management of the Company and its subsidiaries including, without limitation,
(i) the permanent assignment to Executive of duties not consistent with Executive's position as an executive officer of the Company, (ii) the demotion of Executive or (iii) the failure to provide Executive with secretarial assistance and all support, staff, office, equipment and other facilities necessary to carry out his functions as an executive officer of the Company; (c) the relocation of Executive to an office outside of the city in which he performed his services for the Company immediately prior to the Announcement Date; or (d) the refusal to allow Executive to attend to matters or engage in activities not directly related to the business of the Company which are of the type which he attended to or engaged in prior to the Announcement Date or was permitted to attend to or engage in by the Chief Executive Officer or the Board prior to the Announcement Date.


                                    SECTION 2

                                      TERM

     This Agreement shall terminate on the earlier of (i) May 24, 2000 or (ii) the date that Executive ceases to be an employee of the Company at any time prior to an Announcement Date.


                                    SECTION 3

                          COMPENSATION UPON TERMINATION

     3.1 Compensation and Severance Benefits. (a) If, during the period beginning on the Announcement Date and ending three years following the effective date of a Change in Control, the Company (or any controlling entity of the Company) shall terminate Executive's employment with the Company, other than for Cause, or if Executive resigns because an event constituting an Effective Termination has occurred, Executive shall receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies and plans then in effect, as severance pay, an amount equal to the Compensation Amount multiplied by the number three. Such severance payment shall be made in a lump sum within five business days of the date that Executive's employment is terminated or the date that Executive notifies the Company that an event constituting an Effective Termination has occurred.

          (b) Contemporaneously with any payments due under paragraph (a) and in addition to any other amounts due, the Company shall pay in cash to Executive an additional amount (the "Gross-up Payment") such that the sum of all such payments will enable Executive to receive on a net basis, after deducting any excise tax imposed on Executive by Section 4999 of the Code in connection with his receipt of all such payments and any federal, state and local income taxes imposed on Executive in connection with his receipt of all such payments, the same dollar amount as Executive would receive on a net basis (after deducting any applicable federal, state and local income taxes) if no such excise tax were payable under Section 4999 of the Code. In connection with making the Gross-up Payment, the Company shall cause the Auditors to furnish written calculations of
(a) Executive's "base amount" within the meaning of Section 280G of the Code and the regulations promulgated thereunder (the "Base Amount"), (b) the amount of any "parachute payment" deemed to have been received by Executive with respect to the Change in Control within the meaning of Section 280G of the Code and the regulations promulgated thereunder (the "Parachute Payment") and (c) the aggregate marginal income tax rate applicable to Executive, after taking into account all applicable federal, state and local income taxes (the "Applicable Rate"). Upon receipt of these calculations from the Auditors, the parties shall, unless they mutually agree in writing to the contrary, determine the amount of the Gross-up Payment in accordance with the following formula:

                           G = (.2P - .2B) / (.8 - R)

where G is the amount of the Gross-up Payment, P is the amount of the Parachute Payment, B is the Base Amount and R is the Applicable Rate. If the Auditors fail to timely complete and deliver the calculations referred to above, the Company may defer making the Gross-up Payment (but no other payments contemplated hereunder) until such calculations are received, provided that no deferral shall be permitted if the Auditor's untimeliness is caused directly or indirectly by the Company's failure to cooperate in good faith with the Auditors and further provided that in no event whatsoever shall this payment be deferred by more than 10 business days.

     3.2 Election of Benefits. If during the period beginning on the Announcement Date and ending three years following the effective date of a Change of Control, the Company (or any controlling entity of the Company) shall terminate Executive's employment with the Company, other than for Cause, or if Executive resigns because an event constituting an Effective Termination has occurred, the Company shall, at its cost, continue for three years following such termination date health, dental and life insurance benefits to Executive and his family at least equal to those generally applicable to other peer executives of the Company and its affiliated companies (to the same extent as if Executive had continued to serve in such capacity), but in no event shall such benefits be less favorable than those in effect for Executive immediately prior to the Announcement Date; provided, however, that if Executive becomes reemployed with another employer and becomes eligible to receive comparable benefits under another employer-provided plan, the benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. In the event that Executive's participation in any such insurance plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive would otherwise be entitled to receive hereunder. At the end of the period of coverage hereinabove provided for, Executive shall have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company that relates specifically to Executive. All medical and dental continuation coverage provided under this section shall run concurrently with COBRA coverage under Section 4980B(f) of the Internal Revenue Code of 1986.

     3.3 Additional Obligations of the Company. Nothing herein shall relieve the Company of its obligations to Executive under any qualified or non-qualified retirement plan, deferred compensation plan, incentive compensation plan, stock purchase plan, stock option plan, stock ownership plan, bonus plan, supplemental plan, insurance program or plan, or any other compensation, benefit or welfare plan or arrangement, or any agreement entered into thereunder.


                                    SECTION 4

                             SUCCESSORS; ASSIGNMENT

     4.1 Successors to Executive. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representative, executors, administrators, successors, heirs, distributes, devises and legatees. If Executive should die while any amounts would still be payable to him hereunder, had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devise, legatee, or other designee or, if there be no such designee, to Executive's estate.

     4.2 Successors to Company. This Agreement and all obligations of the Company hereunder shall be binding on the Company and on any successor to the Company. The Company hereby agrees that it will not enter into any agreement to consolidate, amalgamate or merge with another entity or to convey all or substantially all of its assets to another entity unless such agreement provides for the rights set forth in this Agreement.

     4.3 Assignment by Executive. Neither this agreement nor any of its benefits may be assigned by Executive.


                                    SECTION 5

                                  MISCELLANEOUS

     5.1 Notice. Any notice provided for in this Agreement shall be actual notice and shall be deemed to have been duly given when actually received by Executive.

     5.2 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

     5.3 Whole Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements or understandings among the parties other than those set forth herein or provided hereby. Without limiting the generality of the foregoing, Executive acknowledges that any and all prior employment agreements between the Company and Executive lapsed on or prior to the date of the Original Agreement, and Executive has no rights thereunder.

     5.4 Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to contracts made and to be performed wholly within such state.

     5.5 Amendment. The parties may amend this Agreement by an instrument in writing signed by both parties.

     5.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     5.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     5.8 Expenses. The Company shall reimburse Executive all expenses, including attorneys' fees, actually and reasonably incurred by Executive in any proceeding to enforce any of his rights under this Agreement.

     5.9 Confidentiality. Upon receipt of the payments or benefits contemplated by Section 3 hereof, Executive agrees to refrain for a period of three years from divulging any non-public, confidential or proprietary information concerning the Company or its subsidiaries to any person or entity other than the Company, its subsidiaries or their respective officers, directors or advisors, provided that this obligation shall lapse prior to the end of such three-year period with respect to any information that (i) is or becomes generally available to the public other than as a result of a breach of this Section, (ii) is or becomes available to Executive on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not known by Executive to have violated any confidentiality agreement with the Company in connection with such disclosure, or (iii) is acquired or developed independently by Executive without violating this Section.

     5.10 Demand for Benefits. Unless otherwise provided herein, the payment or payments due hereunder shall be paid to Executive without the need for demand, and to a beneficiary upon the receipt of the beneficiary's address and Social Security number. Nevertheless, Executive or a person claiming to be a beneficiary who claims entitlement to a benefit can file a claim for benefits hereunder with the Company. Unless otherwise provided herein, the Company shall accept or reject the claim within five business days of its receipt. If the claim is denied, the Company shall give the reason for denial in a written notice that refers to the provision of this Agreement that forms the basis of the denial. If any additional information or material is necessary to perfect the claim, the Company will identify these items in writing and explain why such additional information is necessary.

          IN WITNESS WHEREOF, the parties have executed this instrument as of the date and year first above written.



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